Exhibit 10.1

GROUP RETIREMENT SAVINGS PLAN

OF

THE LOYALTY GROUP

(the “Group Plan”)

The individual

Retirement Savings Plans (the “Plans”)

established under the Group Plan

will be issued by

Sun Life Assurance Company of Canada (“Sun Life”)

The Funding Agreement for the Group Plan is Group Annuity

Policy No. GA 13115-1 (administrative contract No. 18730-G) (the “Policy”)

1.	Effective Date

The effective date of the Group Plan is December 1, 2005.

2.	Plan Sponsor

The Loyalty Group is the sponsor of the Group Plan and will act as the agent of each individual who becomes enrolled in the Group Plan.

3.	Enrollment

In order to become enrolled in the Group Plan, an individual must complete the application form approved by the Canada Revenue Agency, together with such other authorizations and designations as may be prescribed. Upon receipt of the required forms, Sun Life will apply for registration of the Plan as an individual retirement savings plan for such individual (a “Participant”).

4.	Contributions

Contributions made to a Plan will be allocated to accounts maintained for the Participant in the funds available under the Policy. The assets of such funds will be invested in compliance with the provisions of the Income Tax Act (Canada) which apply to registered retirement savings plans.

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5.	Payment of Benefits and Refunds

(a)	A Plan will mature on the earlier of the date specified by the Participant and the latest date permitted under the Income Tax Act (Canada) for maturity of retirement savings plans (the “Plan Maturity Date”), provided that the Participant may not specify a Plan Maturity Date which is prior to the date of termination of the employment of the Participant or, in the case of a spousal Plan, of the Participant’s spouse with the Plan Sponsor unless Sun Life receives written permission from the Plan Sponsor to terminate the Plan prior to such date. No contributions may be made to the Plan after the Plan Maturity Date. The amount to the credit of the Plan at the Plan Maturity Date will be used to provide a retirement income, as defined below, (‘Retirement Income’) or the Plan may be amended or revised to provide for the payment or transfer before the Plan Maturity Date, on the Participant’s behalf, of any such amount to another plan in accordance with Provision 6, or for the payment to the Participant, in a lump sum, of the amount to the credit of the Plan less any amount withheld for income tax purposes.

“Retirement Income” means

(i)	an annuity commencing at the Plan Maturity Date, and with or without a guaranteed term commencing at the Plan Maturity Date, not exceeding the term referred to in (ii) immediately below, payable to

(1)	the Participant for the Participant’s life, or

(2)	the Participant for the lives, jointly, of the Participant and the Participant’s spouse and to the survivor of them for the survivor’s life,

(ii)	an annuity commencing at the Plan Maturity Date, payable to the Participant, or to the Participant for the Participant’s life and to the spouse after the Participant’s death, for a term equal to 90 minus either

(1)	the age in whole years of the Participant at the Plan Maturity Date, or

(2)	where the Participant’s spouse is younger than the Participant and the Participant so elects, the age in whole years of the spouse at the Plan Maturity Date,

issued by a person described in the definition “retirement savings plan” in the Income Tax Act (Canada) with whom an individual may have a contract or arrangement that is a retirement savings plan, or

(iii)	any combination of (i) and (ii) above.

The Participant may choose any form of Retirement Income, subject to the following:

(i)	The Retirement Income will be provided by a person (which may be Sun Life) qualified under the Income Tax Act (Canada) to provide a Retirement Income.

(ii)	Unless otherwise permitted under the Income Tax Act (Canada), an annuity will be payable in equal annual or more frequent payments during its term.

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(iii)	No annuity that is payable to the Participant or to the spouse of the Participant on the Participant’s death (the ‘Subsequent Participant’) will provide for periodic payments in a year after the death of the Participant, the aggregate of which exceeds the aggregate of the payments under the annuity in a year before that death.

Any annuity payments under the Plan not payable to the Participant or spouse of the Participant will be commuted and paid in one lump sum. Except as provided in the preceding sentence, any annuity purchased from Sun Life under this Provision 5 will be non-commutable.

If the Participant fails to notify Sun Life, prior to the Plan Maturity Date, of the method of settlement of the amount to the credit of the Plan chosen, on the Plan Maturity Date, Sun Life may, in its sole discretion, either issue a cheque to provide to the Participant, in a lump sum, the amount to the credit of the Plan, less any amount required to be withheld for income tax purposes, or transfer the amount to the credit of the Plan to a registered retirement income fund established by Sun Life, and the Participant hereby appoints Sun Life as its attorney in fact to execute all such documents and make such elections as are necessary to establish and operate the said registered retirement income fund. Upon such transfer, any proceeds of the said registered retirement income fund payable upon the Participant’s death shall become payable to the Participant’s estate, unless the Participant subsequently designates a beneficiary to receive such proceeds.

(b)	If the Participant dies before settlement has been made in accordance with item (a) above, upon receipt of satisfactory evidence of the Participant’s death and all legal documents which Sun Life requests, settlement in respect of the amount to the credit of the Participant’s Plan will be paid in one sum.

(c)	The Participant may not withdraw any portion of the amount to the credit of his or her plan prior to the Plan Maturity Date unless Sun Life receives written permission from the Plan Sponsor. The Plan Sponsor will accept and verify in writing one of the following options:

(i)	no withdrawals may be made until the Plan Maturity Date,

(ii)	no withdrawals may be made until the date of termination of the employment of the Participant or the spouse of the Participant with the Plan Sponsor, as applicable,

(iii)	no withdrawals may be made until the date of termination of the employment of the Participant or the spouse of the Participant with the Plan Sponsor, as applicable, except for withdrawals of amounts arising from contributions made by the Participant or by the spouse of the Participant, as applicable, or

(iv)	withdrawals will be permitted at any time.

(d)	Sun Life shall, upon written request by the Participant or, in the case of a spousal Plan, the Participant’s spouse, pay an amount from the accounts of the Plan to reduce the amount of tax otherwise payable under Part X.1 of the Income Tax Act (Canada) by the Participant or the Participant’s spouse, as the case may be. In no event will the amount withdrawn exceed the total of the balances in all the accounts of the Plan.

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When referring to the spouse of a Participant, the term “spouse” includes any person who is recognized as a spouse or common-law partner for the purposes of any provision of the Income Tax Act (Canada) respecting registered retirement savings plans.

6.	Transfers to Other Plans

The Plan, if approved in writing by the Plan Sponsor, may be amended or revised to provide for the payment or transfer before the Plan Maturity Date, on the Participant’s behalf, of any amount to the credit of the Plan to:

(a)	a registered retirement savings plan or registered retirement income fund under which the Participant is the annuitant, or

(b)	a registered retirement savings plan or registered retirement income fund under which the Participant’s spouse or former spouse is the annuitant on marriage breakdown or the breakdown of a common-law partnership, or

(c)	a registered pension plan for the benefit of the Participant,

provided the provisions of the Income Tax Act (Canada) are satisfied.

It is specifically provided, however, that, upon the Participant’s or, in the case of a spousal Plan, the spouse of the Participant’s ceasing to be an eligible employee or member of the Plan Sponsor or member of the Group Plan, as the case may be:

(i)	no further contributions under the Plan will be accepted by Sun Life after receipt of notice thereof from the Plan Sponsor, and

(ii)	the Participant shall direct Sun Life in writing to amend the Plan to transfer the amount to the credit of the Plan to another issuer, but should the Participant fail to so direct Sun Life within 30 days of the Participant’s ceasing, or in the case of a spousal Plan, the spouse of the Participant’s ceasing to be an eligible employee of the Plan Sponsor or member of the Group Plan, as the case may be, or such other period as agreed to between the Plan Sponsor and Sun Life, Sun Life shall be entitled, in its sole discretion, to amend the Plan to transfer such amount to an individual retirement savings plan established by Sun Life under another group retirement savings plan under which the Participant is the annuitant and for which Sun Life shall apply for registration. The Participant hereby appoints Sun Life as its attorney in fact to execute all such documents and make such elections as are necessary to establish and operate the said registered retirement savings plan. Upon such transfer, any proceeds payable on the Participant’s death shall become payable to the Participant’s estate, unless the Participant subsequently designates a beneficiary to receive such proceeds.

Any such payment or transfer will be in accordance with the terms of the Policy and the Plan Sponsor may be advised accordingly.

7.	Administration

•	Retirement Income under the Plan may not be assigned in whole or in part.

•

No advantage that is conditional in any way on the existence of the Plan shall be extended to the Participant or Subsequent Participant or to a person with whom the Participant or Subsequent Participant was not dealing at arm’s length, unless such advantage is permitted under the Income Tax Act (Canada).

•	Sun Life is ultimately responsible for the administration of the Plan.

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•

A Plan may be amended only by Sun Life, with the concurrence of the Canada Revenue Agency. No amendment may be made which would disqualify the Plan as a registered retirement savings plan under the Income Tax Act (Canada).

•

If the Participant or the Participant’s spouse, as the case may be, ceases to be an eligible employee of the Plan Sponsor or member of the Group Plan, as the case may be, and an amount to the credit of the Plan remains to provide a Retirement Income, any charges applicable in respect of the Plan, if not paid by the Plan Sponsor, may be assessed against the amount to the credit of such Plan. The charges will be determined in accordance with Sun Life’s regular scale of charges, any changes to which will be notified in writing to the Plan Sponsor.

8.	Withdrawal of Plan Sponsor

Should the Plan Sponsor withdraw as sponsor of the Group Plan, no further contributions may be made in respect of a Participant. Such withdrawal shall not affect annuities which have commenced prior to the date of withdrawal under any Participant’s Plan nor shall such action affect the amount to the credit of a Participant’s Plan.

9.	Entire Contract

The Policy, the Group Plan text, and a Participant’s application constitute the entire contract between the Participant, the Plan Sponsor and Sun Life.

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SUN LIFE ASSURANCE COMPANY OF CANADA

AMENDMENT NO. 1

POLICY NO. GA 13115-1

GROUP RETIREMENT SAVINGS PLAN OF THE LOYALTY GROUP

All references to “The Loyalty Group” have been changed to “LoyaltyOne, Inc.”. This change impacts all contractual documents for this policy number.

The effective date of this amendment is July 10, 2008.

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